Exhibit 5

TELEPHONE: 212/318-3000
FACSIMILE: 212/752-5958                                           HOUSTON
                                                              WASHINGTON, D.C.
                                                                   AUSTIN
                                                                SAN ANTONIO
                                                                   DALLAS
                                                                  NEW YORK
                                                                LOS ANGELES
                                                                   LONDON
                                                                  HONG KONG

                              FULBRIGHT & JAWORSKI
                                     L.L.P.

                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                                666 FIFTH AVENUE
                         NEW YORK, NEW YORK 10103-3198


September 29, 1998

American Buildings Company
1150 State Docks Road
Eufaula, Alabama 36027

Gentlemen:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by American Buildings Company (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 560,000 shares of Common Stock of the Company, par value $.01 per share (the "Shares"), which may be issued upon the exercise of options granted or to be granted pursuant to the American Buildings Company 1994 Stock Option Plan, as amended (the "Plan").

     As counsel for the Company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that, in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares upon the exercise of options granted or to be granted pursuant to the Plan, and that the Shares being registered pursuant to the Registration Statement, when issued upon the exercise of and payment for options granted or to be granted under the Plan in accordance with the terms of the options and the Plan, will be duly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.


                                       Sincerely yours,


                                       /s/ FULBRIGHT & JAWORSKI L.L.P.
                                           -----------------------------------
                                           Fulbright & Jaworski L.L.P.